UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2008

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5600, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Second Quarter Results of Operations

On July 24, 2008, Cooper Industries, Ltd. (the "Company") issued the press release attached hereto as Exhibit 99.1 setting forth the Company's results of operations for the second quarter 2008. The press release includes a reference to free cash flow; the Company's net debt-to-total capitalization ratio; and net income and earnings per share for the second quarter 2008, excluding losses from severance costs and currency related items. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the press release.

Company management believes that the presentation of free cash flow provides investors an efficient means by which they can evaluate the Company's capacity in the period to reduce debt, repurchase shares and make acquisitions or other investments. Management also uses free cash flow to assess the Company's operating performance and includes free cash flow as a criteria for determining incentive compensation for key employees. Company management believes that the net debt-to-total capitalization ratio provides investors with a supplemental ratio that reflects the Company's debt leverage if the Company were to use its cash to pay down debt. Finally, Company management believes that adjusting net income and earnings per share for the second quarter 2008 to exclude losses from severance costs and currency related items, provides investors with a more meaningful assessment of operating results for 2008 and the comparison to operating results for the comparable periods in 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Company press release dated July 24, 2008 titled, "Cooper Industries Reports Second Quarter Revenues Up 18 Percent; Earnings of $.92 Per Share, Including Severance Costs and Currency Related Items; Raises 2008 Guidance."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

July 24, 2008	By:	/s/ Terry A. Klebe

Name: Terry A. Klebe
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Company press release dated July 24, 2008 titled, "Cooper Industries Reports Second Quarter Revenues Up 18 Percent; Earnings of $.92 Per Share, Including Severance Costs and Currency Related Items; Raises 2008 Guidance."